UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2009

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Friedman, Billings, Ramsey Group, Inc.

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 15, 2009, Arlington Asset Investment Corp. (formerly known as Friedman, Billings, Ramsey Group, Inc.) (“Arlington”), through a subsidiary acting as a selling stockholder, sold 1,500,000 shares of common stock of FBR Capital Markets Corporation (“FBR Capital Markets”) in a follow-on equity offering, resulting in net proceeds of $6.5 million. FBR Capital Markets and FBR Capital Markets & Co., acted as representatives of the several underwriters involved in the offering. As a result of this transaction, which closed on June 19, 2009, the Company currently owns 15,166,049 shares of FBR Capital Markets common stock (representing an approximate 24% ownership interest in FBR Capital Markets).

Pursuant to the terms of the applicable underwriting agreement, the underwriters have an option exercisable for 30 days after the date of the prospectus supplement, which was June 15, 2009, to purchase, at a purchase price of $4.4175 per share, up to an additional 3,225,000 shares of FBR Capital Markets common stock from the Company’s subsidiary for the sole purpose of covering over-allotments, if any. There is no assurance that the underwriters will exercise the over-allotment option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: June 19, 2009	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer